Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE SCIENTIFIC, THE LARGEST BLOCKCHAIN HOSTING PROVIDER AND DIGITAL ASSET MINER IN

NORTH AMERICA, TO LIST ON NASDAQ THROUGH MERGER WITH

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.

●	Core Scientific is a 100% net carbon neutral, vertically integrated blockchain infrastructure and mining company.

●	Core Scientific mined 928 BTC in Q2 2021, and 1,683 BTC in the first half of 2021.

●	Core Scientific anticipates fiscal year 2021 revenue of $493 million and adjusted EBITDA of $203 million. The Company forecasts fiscal year 2022 revenue of $1.1 billion and 50% adjusted EBITDA margin.

●	The merger between Core Scientific and Power & Digital Infrastructure Acquisition Corp. (“XPDI”) represents a combined company enterprise value of approximately $4.3 billion; expected to provide over $300 million of net cash proceeds to fund growth and strengthen market leadership position.

●	BlackRock is the anchor investor in XPDI. In addition, XPDI’s sponsor is led by Energy & Power Transition Partners, LLC and XMS XPDI Sponsor Holdings LLC, an entity owned by professionals of XMS Capital Partners LLC.

AUSTIN, Texas & CHICAGO, July 21, 2021 – Core Scientific Holding Co. (“Core Scientific” or the “Company”), a leader in customizable infrastructure and software solutions to large scale customers for blockchain hosting and digital asset mining, and Power & Digital Infrastructure Acquisition Corp. (Nasdaq: XPDI), a publicly traded special purpose acquisition company, today announced they have entered into a definitive merger agreement pursuant to which XPDI will acquire the Company (the “Transaction”). As a result of the Transaction, which values the Company at a pro forma enterprise value of approximately $4.3 billion, the combined company is expected to operate as Core Scientific, Inc. and remain a publicly listed company on the NASDAQ stock market.

Core Scientific and XPDI Highlights

Core Scientific is the largest blockchain infrastructure, hosting provider and digital asset miner in North America, with estimated year-end power capacity of approximately 510 megawatts through four dedicated facilities strategically located across the United States. The Transaction positions Core Scientific to mine for digital assets and provide and develop hosting and other blockchain services at scale, using low cost, clean and renewable energy for a growing, global decentralized finance industry.

In addition to offering proprietary digital asset mining infrastructure and management software to large-scale partners around the world, Core Scientific’s pending acquisition of Blockcap, Inc. (“Blockcap”), a leader in digital asset mining, positions the Company as North America’s largest vertically integrated self-mining business. Blockcap’s recent acquisition of RADAR, a pioneer in the blockchain technology space, further strengthens Core Scientific’s leadership position and value creation potential through the development of decentralized finance (“DeFi”) products and services. Core Scientific intends to grow its business while maintaining 100% net carbon neutral operations through a combination of clean energy inputs and the purchase of renewable energy credits.

XPDI believes that Core Scientific presents an opportunity to invest in a leader in multiple XPDI target industry sectors of blockchain and frontier technology infrastructure. XPDI’s management team and independent directors comprise experienced investors, advisors, developers, and operators in energy and ESG. XPDI is a special purpose acquisition company with a blockchain infrastructure focus supported by BlackRock, the world’s largest asset manager and the anchor investor in XPDI. XPDI closed its upsized, oversubscribed initial public offering in February 2021 and has approximately $345 million cash in trust.

Management and Governance

Following the close of the Transaction, the combined company will continue to be led by Mike Levitt as Co-Chairman and Chief Executive Officer of Core Scientific. Mr. Levitt is supported by a highly successful and agile leadership team with significant expertise across the technology, blockchain, and financial services industries. Darin Feinstein, Chief Executive Officer and Founder of Blockcap and Co-Founder of Core Scientific, will serve as Co-Chairman of the Company. Mr. Levitt, Mr. Feinstein, and the management team of Core Scientific have a proven track record of building and scaling businesses and delivering long-term shareholder value.

“We are excited to enter into the Transaction at a significant inflection point in Core Scientific’s growth trajectory and in the advancement of blockchain technology,” said Mr. Levitt. “We have built the largest blockchain hosting provider and digital asset miner in North America. Our diversified business is positioned to continue supporting the growth and adoption of digital assets globally. We are successfully leveraging our first mover advantage, scale, proprietary designs and software, network of strategic relationships, and culture of innovation to create value for our customers and stakeholders. With our pending acquisition of Blockcap, we look forward to growing our self-mining digital asset business while continuing to deliver best-in-class reliability and performance to leading blockchain innovators.”

Said Darin Feinstein, “Core Scientific’s blockchain infrastructure business is unparalleled, backed by more than 70 blockchain and infrastructure-related patents and applications, and led by an amazing team, which now will be creating value for our collective stakeholders.  We are proud to unite our companies and move forward into the capital markets.”

Patrick Eilers, Chief Executive Officer of XPDI, said, “Core Scientific is at the epicenter of disruptive technologies, which collectively comprise a large and growing market opportunity for Bitcoin and other digital assets. XPDI views the Company as solving a pressing need for a credible, reliable and focused enterprise solutions provider capable of powering these new, long-term growth markets and adjacencies presented by broader blockchain applications and technologies. Moreover, the Company’s commitment to ESG as a 100% net carbon-neutral business aligns with XPDI’s aim to take today’s high growth sectors and power them with more sustainable sources of energy.”

Ted Brombach, Chairman of XPDI, further stated “We are very pleased to support Core Scientific’s transition to the public markets and believe that the Company’s vertical integration will provide a competitive advantage in the industry.”

Transaction Overview

The Transaction values the combined company at an implied fully diluted pro forma enterprise value of approximately $4.3 billion, representing a 8.8x multiple of Core Scientific’s 2021 projected revenue of $493 million and a 21.4  x multiple of 2021 projected adjusted EBITDA of $203 million. The Company was adjusted EBITDA positive for the year ended December 31, 2020.

The Transaction is expected to provide in excess of $300 million in net cash proceeds to Core Scientific at closing, after transaction expenses and assuming no redemptions of shares by XPDI’s existing public stockholders. Existing Core Scientific stockholders are retaining 100% of their equity in the combined company. Core Scientific stockholders (including former stockholders of Blockcap) will own approximately 89%, XPDI public stockholders will own approximately 8% and XPDI’s sponsor will own approximately 2% of the issued and outstanding shares of common stock, respectively, of the combined company at closing. The proceeds from the Transaction are expected to fund mining equipment purchases and infrastructure build out as the Company expands its leadership position.

The Core Scientific and XPDI Boards of Directors have unanimously approved the proposed merger, which is expected to be completed in the fourth quarter of 2021, subject to, among other things, regulatory approval, the approval by Core Scientific’s and XPDI’s stockholders of the proposed merger and satisfaction or waiver of other customary closing conditions.

Additional information about the proposed merger, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by XPDI today with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov. The investor presentation can also be found on the Investors section of Core Scientific’s website at www.corescientific.com. XPDI intends to file a registration statement, which will contain a proxy statement/prospectus, with the SEC in connection with the Transaction.

Advisors

Barclays Capital Inc. is serving as financial and capital markets advisor to XPDI. XMS Capital Partners, LLC is serving as financial advisor to XPDI in connection with the Transaction. Kirkland & Ellis LLP is serving as legal advisors to XPDI.

Evercore is serving as financial advisor to Core Scientific in connection with the Transaction. Cooley LLP is serving as legal advisors to Core Scientific.

About Core Scientific

Core Scientific provides high-performance infrastructure that powers the world’s leading blockchain companies. Using state-of-the-art facilities, patent pending technology and best-in-class hosting solutions, Core Scientific is primed to power leading edge servers for large scale operations while working to develop enterprise software solutions for the most complex Blockchain challenges. To learn more, visit www.corescientific.com.

About Power & Digital Infrastructure Acquisition Corp.

Power & Digital Infrastructure Acquisition Corp. is a blank check company sponsored by XPDI Sponsor LLC, led by Energy & Power Transition Partners, LLC and XMS XPDI Sponsor Holdings LLC, an entity owned by professionals XMS Capital Partners, LLC, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the estimated implied enterprise value of the combined company, Core Scientific’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the combined company, the combined company’s ability to source and retain talent, the cash position of the combined company following closing, XPDI’s and Core Scientific’s ability to consummate the Transaction, and expectations related to the terms and timing of the Transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of XPDI’s and Core Scientific’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of XPDI and Core Scientific. These forward-looking statements are subject to a number of risks and uncertainties, including the ability of XPDI and Core Scientific to successfully or timely consummate the proposed Transaction, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction or approval of the shareholders of XPDI or Core Scientific; failure to realize the anticipated benefits of the proposed Transaction; the combined company’s ability to execute on its business model, potential business expansion opportunities and growth strategies, retain and expand customers’ use of its services and attract new customers, and source and maintain talent; risks relating to the combined company’s sources of cash and cash resources; risks relating to the blockchain and frontier technology infrastructure sectors, including the unregulated nature of the cryptocurrency space and potential future regulations, volatility of the price of digital assets, changes in the award structure for solving digital assets and limited availability of electric power resources; risks relating to Core Scientific’s and the combined company’s vulnerability to security breaches; risks relating to the uncertainty of the projected financial information with respect to the combined company; the combined company’s ability to manage future growth; the effects of competition on the combined company’s future business; the amount of redemption requests made by XPDI’s public stockholders; the ability of XPDI or the combined company to issue equity or equity-linked securities in connection with the proposed Transaction or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the impact of the COVID-19 pandemic on Core Scientific’s or the combined company’s business and the global economy; and those factors discussed in XPDI’s final prospectus related to its initial public offering dated February 9, 2021 under the heading “Risk Factors,” in XPDI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 under the heading “Risk Factors” filed with the SEC on May 25, 2021 and other documents of XPDI filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither XPDI nor Core Scientific presently know or that XPDI and Core Scientific currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XPDI’s and Core Scientific’s expectations, plans or forecasts of future events and views as of the date of this press release. XPDI and Core Scientific anticipate that subsequent events and developments will cause XPDI’s and Core Scientific’s assessments to change. However, while XPDI and Core Scientific may elect to update these forward-looking statements at some point in the future, XPDI and Core Scientific specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing XPDI’s and Core Scientific’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Projections

This press release contains projected financial information with respect to Core Scientific. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the independent auditors of XPDI nor Core Scientific, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this press release, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

Additional Information and Where to Find It

The proposed Transaction will be submitted to stockholders of XPDI for their consideration. XPDI intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to XPDI’s stockholders in connection with XPDI’s solicitation for proxies for the vote by XPDI’s stockholders in connection with the proposed Transaction and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Core Scientific’s stockholders in connection with the completion of the proposed Transaction. After the Registration Statement has been filed and declared effective, XPDI will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed Transaction. XPDI’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with XPDI’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Transaction, because these documents will contain important information about XPDI, Core Scientific and the proposed Transaction. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed Transaction and other documents filed with the SEC by XPDI, without charge, at the SEC’s website located at www.sec.gov or by directing a request to 321 North Clark Street, Suite 2440, Chicago, IL 60654.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

XPDI, Core Scientific and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from XPDI’s stockholders in connection with the proposed Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of XPDI’s stockholders in connection with the proposed Transaction will be set forth in XPDI’s proxy statement / prospectus when it is filed with the SEC. You can find more information about XPDI’s directors and executive officers in XPDI’s final prospectus related to its initial public offering dated February 9, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Footnote for 2021 & 2022:

Forecasted results for the years ended December 31, 2021 and 2022 are based on current estimates of Core Scientific’s revenue and operating income excluding depreciation and amortization. Core Scientific does not, and cannot without unreasonable effort, forecast net income or other discrete items such as interest expense, net, stock-based compensation or gains, losses or impairments on digital currency assets and property, plant and equipment. Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of any financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity.

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Contacts

Investors:

Steven Gitlin

ir@corescientific.com

Media:

Lorna Blount

press@corescientific.com